EXHIBIT 99.4

Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • October 2010



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: October 2010

Ags/Softs: Grains markets generally rose in October as the USDA reported lowered 2010 output estimates. Adding to gains in the grains sector were stronger demands for U.S. crops abroad. In the sugar markets, ongoing supply concerns from India moved prices higher. Prices in the live cattle markets fell after reports of increased inventories in the U.S.

Currencies: The U.S. dollar declined on the belief the U.S. Federal Reserve would soon begin its Quantitative Easing II initiative. In the U.K., better-than-expected third-quarter GDP data drove the British pound higher against major counterparts. The euro also rose following gains in the European equity markets.

Energy: Speculators drove crude oil markets higher on beliefs gains in the global equity markets would support industrial energy demand. Cold weather forecasts in the U.S. supported the natural gas markets, moving prices higher for the month.

Equities: Global equity markets generally rose as investors believed increased stimulus activity in the U.S. and Europe would bode well for the global economy. Strong corporate earnings from Europe and North America also played a role in moving equity prices higher.

Fixed Income: Prices moved lower as strength in the global equity markets put pressure on the U.S. fixed-income markets. In the Treasury markets, weak results from a recent 30-Year Treasury Bond auction caused investors to liquidate positions in the debt markets. German bund prices also moved lower, as investor sentiment fell by less than expected in the third quarter.

Metals: Precious metals moved higher as investors attempted to hedge against sharp declines in the U.S. dollar. Overall, prices in base metals markets increased as gains in the equity markets supported forecasts for higher industrial demand. Tin markets experienced strong gains as production disruptions in Indonesia and the Democratic Republic of Congo supported prices.

A Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2000	-1.1%	0.7%	-1.7%	-3.8%	1.8%	-3.5%	-1.6%	4.4%	-2.3%	0.8%	8.9%	9.0%	**11.0%**
2001	1.9%	0.5%	6.6%	-4.5%	-0.5%	-2.7%	0.1%	2.9%	3.7%	5.3%	-7.8%	2.1%	**7.0%**
2002	-0.9%	-6.0%	2.3%	-3.1%	5.2%	10.1%	6.6%	1.6%	2.9%	-6.0%	-2.5%	5.6%	**15.3%**
2003	2.7%	5.8%	-7.5%	2.6%	9.7%	-1.3%	-0.5%	0.2%	0.1%	2.5%	-0.9%	6.0%	**20.0%**
2004	0.4%	7.3%	-1.4%	-11.7%	-4.8%	-4.5%	-3.4%	-0.3%	1.1%	3.4%	8.5%	-0.9%	**-7.6%**
2005	-6.0%	3.4%	-0.5%	-5.1%	4.0%	1.9%	-2.0%	2.0%	-0.0%	-3.4%	4.2%	-1.4%	**-3.4%**
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	**9.1%**
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	**12.6%**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%			**2.5%**

B Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003								0.1%	0.1%	2.5%	-1.0%	5.9%	**7.7%**
2004	0.3%	7.3%	-1.5%	-11.7%	-4.8%	-4.6%	-3.4%	-0.4%	1.0%	3.4%	8.4%	-1.0%	**-8.4%**
2005	-6.0%	3.3%	-0.6%	-5.1%	3.9%	1.8%	-2.0%	1.9%	-0.1%	-3.5%	4.1%	-1.4%	**-4.3%**
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	**8.3%**
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	**11.8%**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%			**2.0%**

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	**-4.3%**
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%			**1.5%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%			**-0.4%**

A and B Units

Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
October
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
22%	21%	8%	20%	14%	15%

Sector Positions at Month-End


11/09
12/09
01/10
02/10
03/10
04/10
05/10
06/10
07/10
08/10
09/10
10/10
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
October
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
15%	23%	8%	24%	18%	12%

Sector Positions at Month-End


11/09
12/09
01/10
02/10
03/10
04/10
05/10
06/10
07/10
08/10
09/10
10/10
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.39%	6.90%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	Varies by state, but not less than $750k net worth or $300k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - October 2010	
Total Fund Assets (A,B, Legacy, GAM)	$868M
12-Month Return	3.1%
Average 12-Month Return	18.8%
36-Month Cumulative Return	11.6%
60-Month Cumulative Return	40.9%
Compounded Annualized ROR	14.4%
3-Year Compounded Annualized ROR	3.7%
5-Year Compounded Annualized ROR	7.1%
10-Year Compounded Annualized ROR	8.0%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 – 1/10)	-16.5%
Average 1-month Gain	6.6%
Average 1-month Loss	-4.5%
# of Winning Months	140
# of Losing Months	122

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2000 - September 2010		
↑↓	Moved in Opposite Directions	48% 57 of 120 months
↑↑	Positive Results for Both	33% 40 of 120 months
↓↓	Negative Results for Both	19% 23 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.